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                                                        EXHIBIT 23.1

             Consent of Independent Certified Public Accountants


The Board of Directors
Independent Bank Corporation:

We consent to the use of our report included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG Peat Marwick LLP

Lansing, Michigan
October 17, 1996